Exhibit 99.1

Ocean Power Technologies Reschedules 2021 Annual Meeting of Stockholders

MONROE TOWNSHIP, N.J., December 7, 2021 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that the Board of Directors (“the Board”) of the Company has determined to postpone the 2021 Annual Meeting of Stockholders from December 13, 2021, to December 14, 2021, with a new start time of 2 PM Eastern. The record date of October 15, 2021 remains unchanged.

The Board decided to postpone the 2021 Annual Meeting in order to provide the Company with additional time to solicit shareholder votes.

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 15, 2021. The Company will be filing an amendment to the definitive proxy statement with the SEC, which will contain information regarding the postponement.

The Board encourages shareholders to cast their votes in advance of the 2021 Annual Meeting of Stockholders. Voting is simple and only takes a few moments and can be done in any of the following ways:

●	Vote Online: Registered shareholders can record their vote online at https://web.viewproxy.com/optt/2021. Please be sure to have your Proxy Control Number on hand to cast your vote online.
●	Vote by Phone: Call one of our proxy specialists toll-free at 833-945-2704 Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time.
●	Vote by Email: Send your voting instructions to ProxyVote@AllianceAdvisors.com. Please be sure to reference Ocean Power Technologies.

About Ocean Power Technologies

OPT aspires to transform the world through durable, innovative, and cost-effective marine energy, data, and service solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote maritime and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and offshore wind. The Company is headquartered in Monroe Township, New Jersey. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.